Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER ANNOUNCES 2012 FACILITY CONSOLIDATIONS

AMSTERDAM, The Netherlands, April 13, 2012 — Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, announced today that it plans to consolidate its facilities to drive operational productivity and to reduce annual operating expenses by $2.3 to $2.8 million beginning in 2013.  The Company estimates it will incur restructuring charges of $6.0 to $7.0 million, substantially all of which will be recorded in 2012.

Tornier’s facility consolidations will include relocation of its distribution operations in Stafford, Texas to Minnesota.  The Company plans to consolidate these operations with its U.S.-based marketing, training, regulatory, clinical, supply chain, and corporate functions into a single leased site in the Minneapolis area.  European facilities to be consolidated into nearby Tornier sites include those in St. Ismier, France and Dunmanway, Ireland.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “Our strategy of innovation has resulted in a rapid pace of new product releases.  The facility consolidations will bring key components of our product delivery chain together, facilitating communications and enabling greater productivity as anticipated by our current operational plans.”

Tornier will discuss the facility consolidations in more detail on its first quarter 2012 earnings conference call to be held after the market close on Tuesday, May 8, 2012.  Conference call specifics have been announced in a separate press release.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot.  The Company’s broad offering of over 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets.  Since its’ founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world.  For more information regarding Tornier, visit www.tornier.com.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “plans,” “estimates,” “expects,” “anticipates,” “intends,” “will,” “may,” “believes,” “could,” “should,” “would,” “continue,” other words of similar meaning or the use of future dates.   Examples of forward-looking statements in this release include Tornier’s intent to consolidate its facilities in order to drive operational productivity and reduce operating expenses beginning in 2013, the anticipated benefits of such facility consolidations, charges anticipated to be incurred by Tornier in connection therewith and timing of such charges.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, the preliminary nature of the estimates relating to the amount of charges and cash savings that Tornier expects to realize in connection with the facility consolidations plan and the possibility that such amounts may change as Tornier’s management finalizes and implements the plan; Tornier’s ability to timely implement the plan and in a manner that will positively impact its operating results; the impact of the plan on Tornier’s relationships with its employees, its major customers and vendors; unanticipated expenses and charges that may occur as a result of the plan; litigation risks; Tornier’s ability to improve its operations and realize anticipated cost savings and other benefits from the plan; unintended impacts from the plan to Tornier’s business, including in particular its new product development efforts, and general business and economic conditions. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K.  Tornier undertakes no obligation to update its forward-looking statements.

Contact:

Carmen Diersen

Chief Financial Officer

952-426-7646

cdiersen@tornier.com

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com